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                                                                    Exhibit 23.1



            CONSENT OF ERNST & YOUNG REVISEURS D'ENTREPRISES S.C.C.
                              INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 11, 1997 except for Note 9, which is as of July 15, 1997, in the Registration Statement (Form S-4) and related Prospectus of Hermes Europe Railtel B.V. dated on or about October 10, 1997.



                          /s/ Ernst & Young Reviseurs d'Entreprises S.C.C.

Brussels, Belgium
October 9, 1997